EXHIBIT 23.5

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153608-03) of Jersey Central Power & Light Company of our reports dated February 18, 2010 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Cleveland, OH
February 18, 2010